Exhibit 99.1

news release

Tenneco Amends Credit Agreement to Provide Increased Flexibility

Lake Forest, Ill, Feb. 18, 2020 – Tenneco Inc. (NYSE: TEN) today announced that it has reached an agreement with its senior lenders to amend the leverage covenant ratio of its senior credit facility, which increases the Company’s maximum net leverage ratio to 4.50 through the first quarter of 2021. Moving forward, the covenant decreases gradually until 3.50 is reached by the fourth quarter of 2022.

“We are pleased to have reached this agreement with our lenders, as the amendment enhances our financial flexibility to respond to challenging market conditions, execute our strategy, and ensure continued compliance with our covenants,” said Jason Hollar, executive vice president and chief financial officer of Tenneco. “Lowering our leverage profile and improving our balance sheet remain among our top priorities. We have a disciplined focus on cost reductions and cash flow improvements, in order to position both our business divisions for a successful planned separation.”

About Tenneco

Headquartered in Lake Forest, Illinois, Tenneco is one of the world’s leading designers, manufacturers and marketers of Aftermarket, Ride Performance, Clean Air and Powertrain products and technology solutions for diversified markets, including light vehicle, commercial truck, off-highway, industrial and the aftermarket, with 2018 pro forma revenue of $17.8 billion and approximately 81,000 employees worldwide. On October 1, 2018, Tenneco completed the acquisition of Federal-Mogul, a leading global supplier to original equipment manufacturers and the aftermarket. Additionally, the company expects to separate its businesses to form two new, independent companies, an Aftermarket and Ride Performance company as well as a new Powertrain Technology company.

Safe Harbor

This release contains forward-looking statements. These forward-looking statements include, among others, statements relating to our strategies and plans to separate into two independent companies. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements, including the possibility that Tenneco may not complete the separation of the Aftermarket & Ride Performance business from the Powertrain Technology business (or achieve some or all of the anticipated benefits of such a separation); the possibility that Tenneco will be unable to execute on its strategy and maintain compliance with the covenants in its Credit Agreement; the possibility that the separation may have an adverse impact on existing arrangements with Tenneco, including those related to transition, manufacturing and supply services and tax matters; the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the risk that the benefits of the separation may not be fully realized or may take longer to realize than expected; the risk that the separation may not advance Tenneco’s business strategy; the potential diversion of Tenneco management’s attention resulting from the separation; as well as the risk factors and cautionary statements included in Tenneco’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the SEC. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Unless otherwise indicated, the forward-looking statements in this release are made as of the date of this communication, and, except as required by law, Tenneco does not undertake any obligation, and disclaims any obligation, to publicly disclose revisions or updates to

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any forward-looking statements. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company’s SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2018 and Form 10-Q for the quarter ended September 30, 2019.

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Investor Inquiries

Linae Golla

847 482-5162

lgolla@tenneco.com

Rich Kwas

248 849-1340

rich.kwas@tenneco.com

Media Inquiries

Bill Dawson

847 482-5807

bdawson@tenneco.com